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                                                                   EXHIBIT 10.18


                           FIBER OPTIC CABLE AGREEMENT


                  This Fiber Optic Cable Agreement (the "Agreement") is entered into this 28th day of May, 1997, by and between the Arkansas State Highway and Transportation Department (hereinafter the "AHTD") and Digital Teleport, Inc. (hereinafter the "Fiber Optic Company," or "FOC").

                            W I T N E S S E T H:

                  WHEREAS, 23 U.S.C. Sections 109 and 111 and Federal Regulations promulgated pursuant thereto, govern use and points of access to the Interstate and other controlled access highways and the 1989 Policy of The American Association of State Highway and Transportation Officials provides for longitudinal use when a determination is made that denial of such use would result in severe hardship or is contrary to the public interest;

                  WHEREAS, the United States Telecommunications Act of 1996 requires the provision of right of way for telecommunications purposes by states on a nondiscriminatory basis;

                  WHEREAS, with the presently available technology, the development and installation of a dedicated Fiber Optic Cable System at or in close proximity to the Federal-Aid highway system is desirable or necessary in order to achieve the mandates of certain federal laws and regulations; and

                  WHEREAS, the parties hereto desire to enter into an agreement, under which the FOC installs and maintains a buried Fiber Optic Cable System on certain highways in Arkansas, a portion of which system is reserved for the use of the AHTD to aid in complying with these federal legal mandates.

                  NOW, THEREFORE, in consideration of these mutual covenants, promises and representations, the parties agree as follows:

                  (1)  DEFINITIONS:

                       (A) Airspace: That space located above, at, or below an AHTD highway's established grade line, lying within the approved right-of-way limits.

                       (B) FCAH: Interstate and other fully controlled access highways in the State of Arkansas ("FCAH").

                       (C) Fiber Optic Cable Corridor: The three-dimensional area above, below, and at ground level, within the metes and bounds description of AHTD's Airspace along the FCAH from the Missouri State Line on I-540 to the District 4 Headquarters in Fort Smith


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                           and from Fort Smith to the District 8 Headquarters
                           in Russellville on I-40 and to Little Rock on I-40.

                      (D) Fiber Optic Cable System: The Fiber Optic Cable System consists of all fiber optic cable, conduits, splices, buildings and enclosures, manholes, hand holes and related appurtenances.

                      (E) Highway Purpose: To maintain and operate the state highway system in Arkansas and not for commercial use or resale.

                      (F) Point of Demarcation: Splice points wherein the FOC provides AHTD connection access to AHTD's six (6) dark fibers as required in the Agreement.

                      (G) Utility Accommodation Policy: The Utility Accommodation Policy, as adopted by the Arkansas State Highway Commission and as amended by the Commission from time to time.

                  (2) PURPOSE: This Agreement establishes the respective responsibilities of AHTD and the FOC for the purpose of installing and maintaining a buried Fiber Optic Cable System in the Fiber Optic Cable Corridor.

                  (3) CONSIDERATION: In exchange for granting to FOC a permit for the construction and operation of the Fiber Optic Cable System in the Fiber Optic Cable Corridor, the FOC, at no charge to the AHTD, will provide AHTD with six (6) dedicated dark fiber optic strands along the Fiber Optic Cable Corridor so long as the FOC, or any of its successors or assignees, continues to occupy the Fiber Optic Cable Corridor; additionally, the FOC shall install, at no cost to the AHTD, dark fiber optic cables from the Fiber Optic Cable Corridor along I-540 from the Missouri Line along the I-540 right-of-way of the AHTD into the AHTD's District Headquarters in Fort Smith, Arkansas, and from Fort Smith to the District 8 Headquarters in Russellville and to Little Rock along the I-40 right-of-way, all to the satisfaction of the AHTD; and the FOC shall at no time charge any fees for the usage of any strands dedicated to the AHTD nor shall their successors or assigns so long as the FOC or any of its successors or assignees continues to occupy the Fiber Optic Cable Corridor.

                  (4) THE PERMIT: Nothing contained in this Agreement shall be construed as the granting of an easement from the AHTD to the FOC. AHTD hereby grants to FOC only a permit for the construction and operation of the Fiber Optic Cable System within the defined Fiber Optic Cable Corridor. The permitted activities granted to the FOC by this Agreement shall be located within the AHTD's airspace in the Fiber Optic Cable Corridor and may be revocable in


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accordance with the Utility Accommodation Policy, and, if so revoked, the AHTD shall terminate this Agreement. If such Agreement is so terminated by the AHTD, the FOC hereby specifically agrees that it shall have absolutely no legal recourse against the AHTD or the Arkansas State Highway Commission, or any of that Department's or Commission's officers, agents, servants, or employees. This Agreement may also be terminated by the FOC in accordance with the provisions of this Agreement. The permitted activities shall be broad enough to accommodate the Fiber Optic Cable System and its maintenance, and shall be located as specified by AHTD's representative. The FOC shall have the option to locate any part of the Fiber Optic Cable System within the Fiber Optic Cable Corridor, but the use of that corridor shall not be exclusive. Nothing in this Agreement shall limit AHTD's authority to install its own independent fiber optic cable within AHTD Airspace for Highway Purposes, if AHTD elects to do so. If a third party is allowed to install a fiber optic cable within AHTD Airspace, FOC may inspect any such installation prior to its commencement and any such third party will be required to pay the cost of any additional protection for the Fiber Optic Cable System which the FOC might reasonably require.

                  (5) CONTRACT DOCUMENTS: This Agreement between AHTD and the FOC incorporates by reference the terms of the Utility Accommodation Policy.

                  (6) CONSTRUCTION GUIDELINES:

                      (A) The location of all facilities constructed within the Fiber Optic Cable Corridor or on AHTD right-of-way shall be approved by Chief Utility Section, AHTD. Standard utility permits will be issued covering all the installations. All plans for the installation of the Fiber Optic Cable System shall be submitted to AHTD's Chief Utility Section for approval at least 30 days prior to the desired date of excavation or trenching for installation. Attachment to any structure shall be submitted thirty (30) days prior to installation. AHTD will approve or disapprove any such submissions within fifteen (15) days of receipt thereof. AHTD's approval or disapproval of such plans shall be made in accordance with the Utility Accommodation Policy.

                      (B) With the exceptions noted in this Agreement, all work shall be accomplished in accordance with the permit policies and regulations, including those set forth in the Utility Accommodation Policy.


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                  (7) TERMS AND CONDITIONS:

                      (A) AHTD's use of the AHTD fibers will be solely for Highway Purposes. AHTD shall have access to the AHTD fibers along the Fiber Optic Cable Corridor at predetermined splice points. Within ten (10) days from the date of this Agreement, AHTD will advise FOC of AHTD's determination of the splice and access points as required by AHTD for its dark fibers.

                      (B) The FOC shall own and operate the Fiber Optic Cable System and retain all revenues derived from it.

                  (8) FORCE MAJEURE: If a party's performance of its obligations hereunder becomes impossible or impractical because of an act of God, war, riot, fire, explosion, accident, flood, sabotage, inclement weather, strikes, lockouts or injunctions or any other cause beyond the reasonable control of such party, such party shall be given a reasonably adequate time to remedy such situation. These conditions do not constitute grounds for avoidance of a party's obligations hereunder but merely excusable delay. A condition, however, will not excuse performance if it does not directly affect performance under the terms hereof.

                      1. The party invoking this provision shall immediately notify the other party orally and promptly thereafter provide notice in writing of the cause for the delay, restriction or limitation of its ability to perform, together with an estimate of the extent to which its performance has been and will be delayed.

                      2. Should a "Force Majeure" delay the performance of this Agreement for a period in excess of thirty (30) days, the party delayed from performing shall on or before the 1st and 15th day of each calendar month thereafter notify the other party of its best estimate of the length of time such "Force Majeure" will remain in effect and, notwithstanding any provision herein to the contrary, the other party may take such reasonable actions as will mitigate any damages.


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                  (9) CABLE AND EQUIPMENT:

                      The FOC will furnish all fiber optic cable that meets FOC's cable specifications and all equipment necessary for installation of the cable. Each party will provide its own optronics and electronics to operate its own fiber or that dedicated to it.

                 (10) MAINTENANCE:

                      (A)  General Maintenance:

                           1. General Maintenance. FOC technicians will be responsible for the maintenance and protection of the Fiber Optic Cable System, including the six AHTD dark fibers in accordance with FOC's company policies. This maintenance obligation with respect to the AHTD fibers shall apply only to those areas where AHTD fibers co-occupy cable contained in the Fiber Optic Cable System.

                           2.  Distribution of Duties Among the FOC and
                               Subcontractors: The FOC will have the
                               responsibility for all aspects of the
                               installation of the Fiber Optic Cable System, including those aspects the FOC subcontracts to other firms.

                  (11) STATE AND FEDERAL REGULATIONS: The FOC agrees to abide by all federal and state regulations which pertain to the subject matter of this Agreement and shall maintain and/or obtain any necessary certifications, licenses, or governmental approval and file any required reports, tariffs, or notices needed to effectuate the terms of this Agreement.

                  (12) RIGHT TO CURE: In the event that AHTD determines that FOC is in material violation of any of its obligations under this Agreement, AHTD shall notify FOC of said violation in writing, after which, notwithstanding anything else herein to the contrary, FOC shall have a period of ninety (90) days from the date of such notice to cure such violation. This ninety (90) day period may be extended upon the agreement of the parties.

                  (13) RELOCATION: In the event of any highway expansion which conflicts with the location of the Fiber Optic Cable System the Fiber Optic Cable Corridor will be relocated in AHTD's Airspace in accordance with the Utility Accommodations Policy.

                  (14) SALE OR ASSIGNMENT: The FOC reserves the right to sell or assign, at any time, any or all of its rights under this

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Agreement, or any of FOC's assets under this  Agreement. The FOC shall provide written notice to AHTD of any such sale or assignment and provide AHTD any such assignee's written agreement to abide by the terms of this Agreement and to undertake the obligations of the FOC no later than thirty (30) days prior to the effective date of any such sale or assignment.

                  (15) TERMINATION OF THE AGREEMENT: When this Agreement and the right it conveys is terminated, the FOC shall have the option to:

                       (A) Sell the Fiber Optic Cable System and the FOC's owned equipment and fixtures pertinent to the system on AHTD property to AHTD, or any portion thereof which is acceptable to AHTD, at a price to be mutually agreed upon.

                       (B) Sell the Fiber Optic Cable System and the FOC's owned equipment and fixtures pertinent to the system on the AHTD property to a successor provider of fiber optic cable services to AHTD, or sell any portion thereof to a successor provider which is acceptable to AHTD.

                       (C) Abandon the entire Fiber Optic Cable System on AHTD's property, or any portion thereof, in a written notice to AHTD, in which instance that portion of the Fiber Optic Cable System becomes the sole and exclusive property of AHTD; except, however, the FOC may not abandon any items or equipment which may contain or create hazardous or regulated wastes or materials without prior notice to AHTD of the description and location of those materials. AHTD may refuse to accept the abandonment of all or any portion of the Fiber Optic Cable System tendered by the FOC until any hazardous or regulated wastes or materials have been removed in accord with all applicable laws. In any event, the FOC remains liable for the remediation and full restoration of any damaged real or personal property and for injuries or death resulting from the presence of any hazardous or regulated wastes or materials on or adjacent to AHTD's property, which wastes or materials are or were owned, placed or operated by the FOC.

                  (16) APPLICABLE STATE LAWS AND ENCUMBRANCES: At no time during this Agreement shall the FOC place, install or deposit any hazardous waste or hazardous substance in the AHTD Airspace. This does not include, however, those hazardous substances which are



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lawfully and properly contained within the FOC's equipment or structures. If the
FOC causes, allows or permits a spill of a hazardous waste or substance within AHTD Airspace, or on property immediately adjacent thereto, then the FOC shall remain solely liable.

                  (17) INSURANCE:

                       (A) Liability Insurance: The FOC shall obtain sufficient liability insurance to protect itself and AHTD from tort liability, due to the construction, installation, operation, maintenance and repair of the Fiber Optic Cable System on AHTD's right-of-way. At a minimum, the FOC shall obtain the following insurance coverage:

                            1.  The FOC shall obtain commercial general
                                liability insurance, having minimum liability limits of one million dollars for each bodily injury or property damage occurrence, combined single limit, one million dollars aggregate; and one million dollars product/completed operations aggregate. Each such policy shall be endorsed so as to cover liability arising from underground property damage.

                            2. The FOC shall obtain commercial automobile liability insurance for all vehicles owned or used by the FOC in any phase of the construction, installation, operation, maintenance and repair of the Fiber Optic Cable System on AHTD's right-of-way. The minimum limits of liability of such insurance shall be one million dollars combined single limit.

                       (B) Workers' Compensation: Workers' compensation insurance shall be maintained at all times by the FOC in amounts sufficient to comply with all the obligations of the FOC under the laws of the State of Arkansas relating to workers compensation.

                       (C) Subcontractors: The FOC shall be responsible to see that its subcontractors possess at least the same minimum extent of liability insurance at such times that they are constructing, installing, operating, maintaining or repairing any portion of the Fiber Optic Cable System on AHTD's right-of-way.


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                       (D)  Proof of Insurance: The FOC shall provide proof of
                            insurance to AHTD within seven (7) business days upon receipt of a written request for same from an authorized representative of AHTD. The FOC shall also provide proof of insurance to AHTD of any subcontractor, or require that subcontractor to do so, within seven (7) business days upon receipt of a written request for same from an authorized representative of AHTD.

                  (18) LIABILITIES, RIGHTS AND REMEDIES: The FOC agrees that AHTD shall not be responsible for any liability incurred by the FOC or its employees arising out of the ownership, selection, possession, leasing, renting, operation, control, use, maintenance, delivery, return and/or installation of equipment provided by the FOC except as otherwise provided in this Agreement. No provision of this Agreement shall be construed expressly or implied as a waiver by AHTD of any existing or future right and/or remedy available by law in the event of any claim made by, or default in or breach of contract of the FOC. Notwithstanding the above, the FOC shall not be liable for any damages incurred by AHTD or its subordinate department and employees, due to causes beyond the reasonable control of the FOC, attributable to any service, products or actions of any person other than the FOC, its employees, subcontractors and agents.

                  (19) FOC'S LIABILITY FOR NEGLIGENT ACTS OR OMISSIONS: The FOC shall be responsible for any and all injury or damage as a result of any negligent acts or omissions in the services rendered under the terms and conditions of this Agreement. In addition to the liability imposed upon the FOC on account of personal injury, bodily injury (including death) or property damage suffered as a result of the FOC's negligence, the FOC assumes the obligation to save harmless AHTD, including its employees and assigns, from every expense, liability or cost arising out of such negligent act or omission. The FOC also agrees to hold harmless AHTD, its employees and assigns for any negligent act or omission committed by any subcontractor or other person employed by or under the supervision of the FOC under the terms of this Agreement.

                  (20) LIMITATION OF LIABILITY AND WARRANTY: In no event shall either party be liable to the other or any other person, firm or entity in any respect, including, without limitation, for any damages, either direct, indirect, consequential, special, incidental, actual, punitive, or any other damages, or any lost profits of any kind or nature whatsoever, caused by mistakes, accidents, errors, omissions, interruptions, delays, or defects in transmission, including those which may be caused by the regulatory or judicial authorities, arising out of or related to this agreement or the obligations of such party pursuant to this agreement. Neither party makes any warranty, whether express,


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implied, or statutory, as to the description, quality, merchantability, completeness or fitness for any purpose of the services, or as to any other matter, all of which warranties are hereby excluded and disclaimed.

                  (21) AMENDMENTS: No modification of any provision of the Agreement shall be made or construed to have been made unless such modification is mutually agreed to in writing by the FOC and AHTD and incorporated in a written amendment to the Agreement and approved by AHTD prior to the effective date of such modification.

                  (22) COMMUNICATIONS AND NOTICES: Any notices required or permitted to be delivered under this Agreement shall be in writing and shall be deemed to be delivered on the earliest to occur of (a) actual receipt; or (b) three (3) business days after having been deposited with the United States Postal Service, postage prepaid, certified mail, return receipt requested; or
(c) one (1) business day after having been deposited with a overnight express mail service that provides tracking and proof of receipt of items mailed. All notices shall be addressed to AHTD or the FOC, as the case may be, at the address or addresses set forth below, or such other addresses as the parties may designate in a notice similarly sent:

                  If to AHTD, address to:

                      Arkansas State Highway and Transportation Department P.O. Box 2261
                      Little Rock, AR 72203
                      Attention:  Utilities Section

                  and if to Fiber Optic Contractor:

                      Digital Teleport, Inc.
                      11111 Dorsett Road
                      St. Louis, Missouri 63043
                      Attention:   Richard D. Weinstein, Chief Executive Officer

                  (23) AHTD REPRESENTATIVE: The Director of Highways and Transportation shall designate AHTD's representative for the purpose of administering the provisions of this Agreement. Until further notice from that Director, the AHTD's representative shall be the AHTD's Chief-Utility Section. That Director may designate additional representatives, generally or for specific purposes, as deemed appropriate by such Director.

                  (24) FIBER OPTIC CONTRACTOR'S REPRESENTATIVE: The Chief Executive Officer, is designated as the FOC's representative for the purpose of administering the provisions of this Agreement.



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                  (25) LAW OF ARKANSAS TO GOVERN: The Agreement shall be
construed according to the laws of the state of Arkansas. The FOC shall comply with all local, state and federal laws and regulations relating to the performance of the Agreement.

                  (26) CONFIDENTIALITY: With the exception of the contents of this Agreement neither the FOC nor AHTD shall disclose to third parties confidential factual matter provided by either party, except as may be required by federal or state code provisions, laws, regulations, or statutes, or by court order, or as authorized by the provider of that confidential information.

                  (27) NONSOLICITATION: The FOC warrants that it has not employed or retained any company or person, other than a bona fide employee working for the FOC, to solicit or secure this Agreement, and that it has not paid or agreed to pay any company or person, other than a bona fide employee, any fee, commission, percentage, brokerage fee, gifts, or any other consideration, contingent upon or resulting from the award or making of this Agreement. For breach or violation of this warranty, AHTD shall have the right to terminate this Agreement without liability, or in its discretion, to deduct from the Agreement price or consideration, or otherwise recover, the full amount of such fee, commission, percentage, brokerage fee, gifts, or contingent fees.

                  (28) WAGE LAWS: This contract is a service contract, and not a public works contract.

                  (29) SEVERABILITY: To the extent that a provision of this Agreement is contrary to the constitution or the laws of the State of Arkansas or of the United States, that provision shall be void and unenforceable. However, the balance of the Agreement shall remain in full force and effect between AHTD and the FOC.

                  IN WITNESS WHEREOF, the parties have entered into this Agreement on the date last written below.

                  Executed by Digital Teleport, Inc. this 28th day of May, 1997.

                  Executed by the Arkansas State Highway and Transportation Department this 29th day of May, 1997.


ARKANSAS STATE HIGHWAY AND          DIGITAL TELEPORT, INC.
TRANSPORTATION DEPARTMENT

By:  /s/ Dave J. Towers             By:  /s/ Richard D. Weinstein, Pres.
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